UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2024

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 17th Street, Suite 3700

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 293-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Concurrently with the consummation of the Asset Acquisition (as defined below), pursuant to the terms of that certain Purchase and Sale Agreement, dated as of October 3, 2023, by and among Vencer Energy, LLC, a Delaware limited liability company (“Vencer”), as seller, and Civitas Resources, Inc. (the “Company”), as buyer (the “PSA”), the Company and a designee of Vencer entered into a registration rights agreement, dated as of January 2, 2024 (the “Registration Rights Agreement”), pursuant to which the Company agreed to, among other things, file with the U.S. Securities and Exchange Commission a shelf registration statement (the “Registration Statement”) covering the resale of 7,181,527 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) comprising the Stock Consideration (as defined below) issued in the Asset Acquisition.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 3, 2023, the Company entered into the PSA with Vencer, pursuant to which the Company agreed to acquire from Vencer certain oil and gas properties, interests and related assets located in Glasscock, Martin, Midland, Reagan and Upton Counties, Texas (the “Assets” and such acquisition, the “Asset Acquisition”).

On January 2, 2024, the Company completed the Asset Acquisition for an aggregate purchase price of (i) approximately $1,000,000,000 in cash, (ii) the Shares, valued, for purposes of the PSA, at approximately $600,000,000 (the “Stock Consideration”), and (iii) $550,000,000 in cash to be paid to Vencer on January 3, 2025, as total consideration for the Assets. The PSA provides for customary post-closing adjustments to the purchase price based on an effective date of January 1, 2024.

Item 7.01.	Regulation FD Disclosure.

On January 2, 2024, the Company issued a press release announcing the completion of the Asset Acquisition. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Purchase and Sale Agreement, dated as of October 3, 2023, by and among Vencer Energy, LLC, as seller, and Civitas Resources, Inc., as buyer (incorporated by reference to Exhibit 2.1 to Civitas Resources, Inc.’s Current Report on Form 8-K, File No. 001-35371, filed on October 4, 2023).
10.1	Registration Rights Agreement, dated as of January 2, 2024, by and between Civitas Resources, Inc. and the persons identified on Schedule I thereto.
99.1	Press Release, dated January 2, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 2, 2024		Civitas Resources, Inc.

		By:	/s/ Adrian Milton
		Name:	Adrian Milton
		Title:	Senior Vice President, General Counsel and Assistant Corporate Secretary